EXHIBIT 10.7
EXHIBIT A
MARIO A. HARIK

Start Date:	February 9, 2016
Employee:	Mario A. Harik
Position:	Chief Information Officer of the Company
Reporting Person:	Chief Executive Officer of the Company (initially the designee shall be the Chief Strategy Officer)
Base Salary:	$425,000
2015 Bonus:	$400,000
2015 Additional Bonus:	$900,000
Target Bonus:	100% of Base Salary
Prior Agreement:	Employment Agreement effective as of March 14, 2014, by and between the Company and Employee
Sections of Prior Agreement that survive with respect to Equity Compensation granted under the Prior Agreement:	Section 3(c) and Section 3(d)